UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2014

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-13869	87-0429198
(Commission File Number)	(I.R.S. Employer Identification No.)

17117 Westheimer 75, Houston, Texas 77082
(Address of principal executive offices)

(866) 440-1470
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Consultant Performing Services Commonly Provided by Chief Financial Officer; Independent Contractor Agreement

Effective January 6, 2014, One World Holdings, Inc. (the “Company”) and Dennis P. Gauger entered into an independent contractor agreement (the “Agreement”), pursuant to which Mr. Gauger will serve as the Company’s principal accounting officer and will perform functions commonly provided by a chief financial officer.  In consideration for such services, Mr. Gauger will be paid $3,000 per month through June 2014, which monthly payment will be reevaluated in July 2014.  Mr. Gauger will also be eligible to receive options to purchase common stock of the Company as approved by the Board.  The Agreement has an initial term of one year from the date of the Agreement.  In connection with the Company’s entry into the Agreement, the Board of Directors (the “Board”) of the Company appointed Mr. Gauger, as a consultant to the Company who will serve as the Company’s principal accounting officer to perform functions customarily provided by a chief financial officer.

Mr. Gauger, 61, also currently serves as Chief Financial Officer, Corporate Secretary and director of Golden Phoenix Minerals, Inc. (OTCQB: GPXM) (“Golden Phoenix”).  Mr. Gauger was appointed CFO and Corporate Secretary of Golden Phoenix in January 2013 and was elected to the board of that company in May 2013.  Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada.  He previously worked as a part-time, contract chief financial officer of Golden Phoenix from January 2004 to January 2008, and as an independent accounting and compliance consultant for Golden Phoenix from January 2008 to his appointment in January 2013.  From May 2007 through December 2012, Mr. Gauger served as Chief Financial Officer and Corporate Secretary for BSD Medical Corporation, a publicly held medical device company.  He also has worked with several publicly held companies, including the following: from April 2004 until November 2008, Mr. Gauger served as Chief Financial Officer for Cimetrix Incorporated, a publicly held software company; from January 2004 until January 2008, Mr. Gauger served as a director, Chief Financial Officer, and Secretary for Groen Brothers Aviation, Inc., a publicly held aviation company; and from November 2001 until March 2007, Mr. Gauger served as Chief Financial Officer for Nevada Chemicals, Inc., a publicly held chemical supply company to the gold mining industry.   Additionally, over the past fifteen years, he has worked with several public and private companies in a variety of industries as a part-time, contract financial executive and financial consultant.  Prior to that time, Mr. Gauger worked for 22 years for Deloitte & Touche LLP, an international accounting and consulting firm, including nine years as an accounting and auditing partner.  He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

The foregoing summary of the terms of the Agreement is qualified in its entirety to the actual terms of the independent contractor agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Family Relationships

Mr. Gauger does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There is no currently proposed transaction, and since the beginning of fiscal year 2013 there has not been any transaction, involving the Company and Mr. Gauger which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

Item 8.01  Other Events

On January 6, 2014 the Company issued a press release announcing that the Company’s Notice of Company Action to approve a 1-for-750 reverse stock split has not yet been approved by FINRA, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Exhibit

10.1                      Independent Contractor Agreement

99.1                      Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2014

ONE WORLD HOLDINGS, INC.

                                        By:  /s/ Corinda Joanne Melton
                                                       Corinda Joanne Melton
                                                           Chief Executive Officer and Director